UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

In connection with the approval of the Additional Authorization (as described below) to the existing share repurchase program of CoreCivic, Inc. (the “Company”), the Company issued a press release on November 10, 2025, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference in Item 7.01 of this Current Report on Form 8-K (“Form 8-K”).

Item 8.01.	Other Events.

On November 7, 2025, the Board of Directors of the Company (the “Board”) authorized an increase (the “Additional Authorization”) to its existing share repurchase program pursuant to which the Company may purchase up to an additional $200.0 million in shares of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”). As a result of the Additional Authorization, the aggregate authorization under the Company’s repurchase program increased from up to $500.0 million shares of Common Stock to up to $700.0 million shares of Common Stock. The share repurchase program has no time limit and does not obligate the Company to purchase any particular amount of Common Stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by the Board in its discretion at any time. Repurchases of Common Stock by the Company will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board from time to time in the open market, through privately negotiated transactions, or otherwise.

Since May 16, 2022 through November 7, 2025, the Company has repurchased 21.5 million shares of Common Stock at an average price of approximately $14.98 per share, representing an aggregate purchase price of $322.1 million, excluding fees, commissions or other expenses related to repurchases. Including the Additional Authorization, there is approximately $377.9 million remaining under the current Board authorized share repurchase plan.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K includes forward-looking statements including statements regarding the Company’s share repurchase program. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 10, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2025	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer